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                              CAMBREX CORPORATION

                                   EXHIBIT 22

                           SUBSIDIARIES OF REGISTRANT

                               SUBSIDIARY                   STATE OF INCORPORATION
                ----------------------------------------    ----------------------
                CasChem, Inc.                               Delaware
                Cosan Chemical Corp.                        New Jersey
                Nepera, Inc.                                New York
                The Humphrey Chemical Co., Inc.             Delaware
                Salsbury Chemicals, Inc.                    Iowa
                Zeeland Chemicals, Inc.                     Michigan

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